Exhibit 99.1

FOR IMMEDIATE RELEASE

    Contact:

At Hall, Kinion & Associates, Inc.

Investor Contact:

Martin Kropelnicki

Vice President & CFO (415) 895-2200

HALL KINION ANNOUNCES 2003 PRELIMINARY FOURTH QUARTER AND YEAR-

END REVENUES

Novato, CA – February 2, 2004 — Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), The Talent Source®, announced today preliminary unaudited revenue results for the fourth quarter and fiscal year ended December 28, 2003.

For the fourth quarter of 2003, preliminary unaudited net revenues were $33.6 million, compared with net revenues of $39.2 million in the fourth quarter of 2002. Of this, $21.3 million was for the Technology Professional Division, which included $0.5 million for permanent placements and $12.3 million for the Corporate Professional Services Division (OnStaff), which included $0.2 million for permanent placements.

For the year ended December 28, 2003, preliminary unaudited net revenues were $156.9 million, compared with net revenues of $120.4 million for the year ended December 29, 2002. Of this, $84.2 million was for the Technology Professional Division, which included $2.8 million for permanent placements and $72.7 million for the Corporate Professional Services Division (OnStaff), which included $1.3 million for permanent placements.

“As previously released, Hall Kinion and Kforce announced the execution of a merger agreement on December 2, 2003. While the $34 million revenue requirement was waived by Kforce, we have been receiving a number of questions regarding our 2003 fourth quarter and year-end revenue results. In order to avoid uncertainty, we are releasing preliminary, unaudited revenue numbers,” stated Brenda Rhodes.

“At this time, both Hall Kinion and Kforce are anticipating having the shareholders vote and merger close prior to the end of first quarter of 2004,” added Rhodes.

About Hall Kinion & Associates

Hall, Kinion & Associates, Inc., The Talent Source for specialized professionals, delivers world-class talent on a contract and full-time basis to high-demand sectors. The Company finds, evaluates and places industry-specific Technology and Corporate Professionals.

Founded in 1991, Hall Kinion® completed its initial public offering in 1997. The Company operates two divisions, both of which provide consultants and direct-hire talent: The Technology Professional Division places highly-skilled experts in positions ranging from software engineering to CTO into technology, financial services, healthcare, government and energy sectors. The Corporate Professional Services Division (OnStaff) places specialists at all levels into real estate, financial services and healthcare sectors. For the most current corporate and financial information, visit the Company’s Web site at http://www.hallkinion.com.

About OnStaff

OnStaff is a premier national specialty Staffing firm placing temporary and full-time professionals in the Title, Escrow, Mortgage, Financial Services and Healthcare industries. The Company operates industry-specific recruiting and placement Web sites including: www.titleboard.com, www.escrowboard.com, www.bankingboard.com and MediCenter.com. OnStaff’s Web site address is http://www.onstaff.com. OnStaff is a wholly owned subsidiary of Hall Kinion & Associates, Inc.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Hall Kinion’s expectations, beliefs, hopes, intentions, models or strategies regarding the future. All forward-looking statements included in this release are based upon information available to Hall Kinion as of the date thereof, and Hall Kinion assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Hall Kinion’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to the rate of hiring and productivity of sales and sales support personnel; the availability of qualified professionals; changes in the relative mix between contract and permanent placement services; changes in the pricing of Hall Kinion’s services; the timing and rate of entrance into or exit from new geographic markets and the addition and closing of offices; the structure and timing of acquisitions, changes in demand for professionals; changes in the economic outlook for the high technology industry and general economic factors. Please refer to the discussion of risk factors and other factors included in Hall Kinion’s Report on Form 10-K for the year ended December 29, 2002 and other filings made with the Securities & Exchange Commission (“SEC”).

This press release speaks only as of the date it was issued and readers are cautioned that changes in general economic, business or other conditions or in the business condition, financial results or operations of Hall Kinion may have occurred since such date. Hall Kinion undertakes no duty to update the information appearing in the press release. Also, subsequent press releases may have been issued, subsequent public conference calls may have been held or documents containing later or additional information may have been filed with the SEC or NASDAQ or otherwise become available or come into existence.